                THE OPERATIONS OF THE MARINER CLUB PROPERTY
            STATEMENTS OF THE EXCESS OF OPERATING REVENUES OVER
          SPECIFIC OPERATING EXPENSES FOR THE THREE MONTHS ENDED
             MARCH 31,1996 (UNAUDITED) AND FOR THE YEAR ENDED
                             DECEMBER 31, 1995
                      TOGETHER WITH AUDITOR'S REPORT

                            ARTHUR ANDERSEN LLP


                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and
Board of Directors of
Merry Land & Investment Company, Inc.:

We have audited the accompanying statement of excess of revenues over specific operating expenses of THE OPERATIONS OF THE MARINER CLUB PROPERTY for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of excess of revenue over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of excess of revenues over specific operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the property after acquisition by Merry Land & Investment Company, Inc. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the property's revenue and expenses.

In our opinion, the statement of excess of revenues over specific operating expenses referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of expenses described in Note 2) of THE OPERATIONS OF THE MARINER CLUB PROPERTY for the year ended December 31,1995 in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Atlanta, Georgia
June 22, 1996

                              THE OPERATIONS
                       OF THE MARINER CLUB PROPERTY
         STATEMENTS OF EXCESS OF REVENUES OVER SPECIFIC OPERATING
       EXPENSES FOR THE THREE MONTHS ENDED MARCH 31,1996 (UNAUDITED)
                   AND THE YEAR ENDED DECEMBER 31, 1995

                                                          1996        1995
                                                    ----------  ----------
                                                     (Unaudited)
REVENUES:
     Rents (Note 1)                                     $692,437   $2,811,167
     Other Income                                         20,920       81,434
                                                      ----------   ----------
          Total revenues                                 713,357    2,892,601
                                                      ----------   ----------
SPECIFIC OPERATING EXPENSES (Note 2):
     Real estate taxes                                    81,249      286,433
     Personnel                                            62,012      225,534
     Utilities                                            43,544      180,220
     General and administrative                           35,805      153,562
     Repairs, maintenance, and contract services          47,371      206,212
     Marketing                                             6,873       34,175
     Property insurance                                    7,600       33,766
                                                      ----------   ----------
                                                         284,454    1,119,902
                                                      ----------   ----------
EXCESS OF REVENUES OVER SPECIFIC
     OPERATING EXPENSES                                 $428,903   $1,772,699
                                                      ==========   ==========

      The accompanying notes are an integral part of these statements.

                THE OPERATIONS OF THE MARINER CLUB PROPERTY
               NOTES TO THE STATEMENTS OF EXCESS OF REVENUES
                     OVER SPECIFIC OPERATING EXPENSES
           FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
                  AND FOR THE YEAR ENDED DECEMBER 31,1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Properties
   -------------------------

   On April 25, 1996, Merry Land & Investment Company, Inc. ("Merry Land") purchased the 304 unit apartment complex located in Hollywood, Florida from Southwest Realty Acquisition Trust for $8.4 million cash and $9.6 million assumption of mortgage.

   Rental Income
   -------------

   Rents from leases are accounted for ratably over the term of each lease which is generally for a period of 12 months or less.

2. BASIS OF ACCOUNTING

   The accompanying statements of excess of revenues over specific operating expenses are presented on the accrual basis. The statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the property after acquisition by Merry Land, such as depreciation, interest and management fees,

   Merry Land has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code and intends to maintain its qualification as a REIT in the future. Accordingly, no provision for federal or state income taxes is required.